XPO Investor Presentation and Transcript November 2016 Exhibit 99.1

Disclaimers Non-GAAP Financial Measures This document contains certain non-GAAP financial measures as defined under rules of the Securities and Exchange Commission ("SEC"), including adjusted net income (loss) attributable to common shareholders and adjusted earnings per share (“adjusted EPS”) for the three- and nine-month periods ended September 30, 2016; earnings and adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA” and “adjusted EBITDA”, respectively) for the three- and nine-month periods ended September 30, 2016 and 2015, on a consolidated basis and for the company’s transportation and logistics segments; and free cash flow for the three- and nine-month periods ended September 30, 2016. As required by SEC rules, we provide reconciliations of these historical measures to the most directly comparable measure under United States generally accepted accounting principles ("GAAP"), which are set forth in the financial tables attached to this document. With respect to our 2016, 2017 and 2018 financial targets of adjusted EBITDA and EBITDA and our 2016 target of free cash flow, each of which is a non-GAAP measure, a reconciliation of the non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the non-cash and other items described below that we exclude from the non-GAAP target measure. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, that would be required to produce such a reconciliation. We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We believe that EBITDA and adjusted EBITDA improve comparability from period to period by removing the impact of our capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization) tax consequences, and the nonrecurring items noted in the reconciliation. We believe that adjusted net income (loss) attributable to common shareholders and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of nonrecurring expense items such as one-time transaction-related costs. In addition to its use by management, we believe that EBITDA and adjusted EBITDA are measures widely used by securities analysts, investors and others to evaluate the financial performance of companies in our industry. Other companies may calculate EBITDA and adjusted EBITDA differently, and therefore our measure may not be comparable to similarly titled measures of other companies. Free cash flow, EBITDA, adjusted EBITDA, adjusted net income (loss) attributable to common shareholders and adjusted EPS are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as an alternative to net income, cash flows from operating activities and other measures determined in accordance with GAAP. Items excluded from EBITDA and adjusted EBITDA are significant and necessary components of the operations of our business, and, therefore, EBITDA and adjusted EBITDA should only be used as a supplemental measure of our operating performance. Forward-looking Statements This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including our financial targets; the expected effects of the recent sale of our North American truckload business, including the expected improvement in our growth rate and return on capital and the expected reduction in our capital expenditures, the cyclicality of our business and our annual cash interest expense; expected industry growth rates; our expected ability to convert sales opportunities in our pipelines into business; the expected maturity dates of our debt; and our expected ability to generate profit improvement opportunities, including through cost rationalization, global procurement and the cross-fertilization of best practices. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following: economic conditions generally; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers’ demands; our ability to successfully manage our growth, including by maintaining effective internal controls; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; our ability to retain our and our acquired businesses’ largest customers; our ability to develop and implement suitable information technology systems; our substantial indebtedness; our ability to raise debt and equity capital; our ability to attract and retain key employees to execute our strategy, including retention of acquired companies’ key employees; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain qualified drivers; litigation, including litigation related to alleged misclassification of independent contractors; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees; risks associated with our self-insured claims; risks associated with defined benefit plans for our current and former employees; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; our ability to execute our growth strategy through acquisitions; fuel price and fuel surcharge changes; weather and other service disruptions; governmental regulation; and governmental or political actions, including the United Kingdom's likely exit from the European Union. All forward-looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.     | Investor Presentation November 2016

XPO Is at an Inflection Point for EBITDA and Cash Generation Numerous company-specific margin improvement opportunities, regardless of the macro environment A $1 trillion addressable opportunity, with less than 1.5% market share Accelerating EBITDA and cash generation, while investing in growth Cutting-edge technology that differentiates XPO across lines of business Global scale, well-diversified by service offerings, geographies and customer verticals A strong presence in high-growth e-commerce sector Contract logistics, last mile and truck brokerage that are resilient to economic cycles A high-return model, with low maintenance capex requirements World-class operators and executives who are laser-focused on driving results | Investor Presentation November 2016 We have a well-defined bridge to our EBITDA target of $1.575 billion for 2018

2017 Targets Revenue: Approximately $15 billion Adjusted EBITDA: At least $1.35 billion 63% of Revenue Truckload Transport and Brokerage, Expedite Last Mile Intermodal and Drayage Less-Than-Truckload Global Forwarding LOGISTICS High-Value-Add Services TRANSPORTATION Freight Is Moved Using Optimal Mode 37% of Revenue Omni-Channel and E-Commerce Fulfillment Reverse Logistics Technology-Enabled Managed Transportation High-Value-Add Warehousing and Distribution Supply Chain Optimization We use our highly integrated network of people, technology and physical assets to help customers manage their goods more efficiently throughout their supply chains | Investor Presentation November 2016 We Are a Top 10 Global Logistics Company

By Country of Operation By Customer Vertical Global Scale with Well-Diversified Business Mix Customers Over 50,000 Employees 86,000 Locations 1,425 Countries of Operation 34 Contract Logistics Facilities 151 million sq. feet (14 million sq. meters) | Investor Presentation November 2016 Key Metrics Gross Revenue Profile (1) FY2015 total revenue pro forma for acquisition; includes recently divested North American truckload business; percentages may not add to 100% due to rounding

Extensive Customer Service Infrastructure and Capacity Comprehensive network meticulously built to add value to customers and generate high returns for shareholders: Talent: Top operators with highly engaged employees Technology: Best-in-class, proprietary applications integrated on cloud-based platform Ground transportation assets: 16,000 owned tractors; 39,500 trailers; 9,400 53-ft. intermodal boxes; and 9,000 chassis Non-asset transportation network: 10,000 trucks contracted via independent owner-operators; and more than 1 million brokered trucks Facility assets: 434 cross-docks; and 748 contract logistics facilities | Investor Presentation November 2016 Projected revenue mix as of FY2016, excluding truckload for the full year Attractive Revenue Mix (1) Asset-Light (68%) Asset-Based (32%)

| Investor Presentation November 2016 XPO Leads the Industry in Rapid Technology Development Highly scalable and integrated system On-cloud technology leads to more agility and ease of enhancements Global IT team of approximately 1,500 professionals Differentiated competitive advantages: Proprietary Freight Optimizer freight brokerage system Proprietary Rail Optimizer intermodal system Proprietary expedite bidding portal Patented last mile applications Sophisticated logistics technology, including advanced robotics $425 million IT budget in 2016 Our IT is a major reason why customers trust us each day with 150,000 ground shipments and more than 5 billion inventory units

Highly Skilled Management Team

Bradley Jacobs *Chief Executive Officer*	United Rentals, United Waste
Lori Blaney *VP, Sales and Customer Solutions, Less-Than-Truckload*	Con-way
Michael Borman *Chief Commercial Officer*	IBM, SunGard
Tony Brooks *President, Less-Than-Truckload*	Sysco, Dean Foods, Frito-Lay, Roadway
Ashfaque Chowdhury *President, Supply Chain–Americas and Asia Pacific*	New Breed
Troy Cooper *Chief Operating Officer*	United Rentals, United Waste
Jean-Luc Declas *Senior VP, Development, Supply Chain–Europe*	Norbert Dentressangle, Giraud Logistics
Gordon Devens *Chief Legal Officer*	AutoNation, Skadden Arps
Bill Fraine *COO, Supply Chain, Americas*	New Breed, FedEx
Ramon Genemaras *Chief Transformation Officer*	Johnson Controls, Tyco, CHEP, GE
Luis Angel Gómez *Managing Director, Transport–Europe*	Norbert Dentressangle, Christian Salvesen
John Hardig *Chief Financial Officer*	Stifel Nicolaus, Alex. Brown

Partial list, in alphabetical order

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XPO Logistics

Highly Skilled Management Team (Cont'd)

Mario Harik *Chief Information Officer*	Oakleaf Waste Management
Christophe Haviland *Sales Director, Transport–Europe*	DHL, American Express, Staples
Meghan Henson *Chief Human Resources Officer*	Chubb Group, PepsiCo
Charles Hitt *President, Last Mile*	3PD, Affinity Logistics, GeoLogistics
Erin Kurtz *Senior Vice President, Communications*	Hunt & Gather, Thomson Reuters
Scott Malat *Chief Strategy Officer*	Goldman Sachs, UBS, JPMorgan Chase
Will O'Shea *Senior Vice President, Sales Solutions, Last Mile*	3PD, Ryder, Cardinal Logistics
Greg Ritter *Chief Customer Officer*	Knight Transportation, C.H. Robinson
Lance Robinson *Chief Accounting Officer*	General Electric, NBC Universal
Sanjib Sahoo *Chief Information Officer, Transport–North America*	tradeMONSTER
Paul Smith *President, Intermodal*	Pacer
Malcolm Wilson *Managing Director, Logistics–Europe*	Norbert Dentressangle, NYK Logistics

Partial list, in alphabetical order

9 | Investor Presentation November 2016

XPO Logistics

| Investor Presentation November 2016 Serving Blue Chip Customers in Every Major Vertical Partial list. Any trademarks or logos used in this presentation are the property of their respective owners

| Investor Presentation November 2016 Serving Blue Chip Customers in Every Major Vertical (Cont’d) Partial list. Any trademarks or logos used in this presentation are the property of their respective owners

< 1.5% Current Share of $1 Trillion Addressable Opportunity

Industry Sector Size in Billions [1]

Ordered by Share of XPO's Revenue

Contract Logistics	~$120
North American Less-Than-Truckload	~$35
European Transport [2]	~$455
North American Truckload and Expedite	~$375
North American Intermodal and Drayage	~$22
North American Last Mile	~$13

Investment in Sales Growth

- Doubling strategic account executives and adding at least 50 local account executives
- Rolled out common CRM platform to increase visibility across organization
- Implemented growth-based incentives and advanced training to drive cross-selling across XPO's offerings

Top Customers are Benefitting from XPO's Platform

Number of XPO's Services Used by Top 100 Customers [3]


20
26
8
8
38
1
2
3
4
5 or more

- 80 of XPO's top 100 customers use two or more service lines
- 21% of sales generated from XPO's top 100 customers come from secondary service lines

As of Q3 2016

(1) Includes only North American and European markets. Sources include: Armstrong & Associates, Norbridge, Inc., EVE Partners LLC, FTR Associates, SJ Consulting Group, Inc., Bureau of Economic Analysis, US Department of Commerce, A.T. Kearney, Transport Intelligence, American Trucking Associations, Technavio, Bain & Company, Wall Street research and management estimates
(2) European road transport size across all of Europe and European truck brokerage
(3) Service categories are North American expedite, intermodal, last mile, brokerage, LTL and supply chain; European transport and supply chain; and global forwarding

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XPO Logistics

Leading Position in Some of the Fastest Growing Industry Sectors

		As Percent of XPO's Gross Revenue (1)	Projected Industry Growth Rate X GDP (2)
Contract Logistics	▪ #2 largest global provider and e-fulfillment leader in Europe ▪ Non-commoditized service offering with multiple specializations	37%	2 – 3x
North American Less-Than-Truckload	▪ #2 largest LTL provider in North America: 99% of U.S. zip codes ▪ Highest service levels in the industry for on-time performance	24%	1 – 1.5x
Truck Brokerage and Expedite	▪ #2 largest global freight brokerage firm ▪ Largest manager of expedited shipments in North America	8%	2 – 4x
Intermodal and Drayage	▪ #3 largest intermodal provider in North America; leading drayage network ▪ A leader in cross-border Mexico freight movements by rail	6%	3 – 5x
Last Mile	▪ #1 last mile logistics provider for heavy goods in North America ▪ Fast-growing sector with tailwinds from e-commerce and outsourcing	6%	5 – 6x

(1) Projected revenue mix as of FY2016, excluding truckload for the full year
(2) Sources include: Armstrong & Associates, Norbridge, Inc., EVE Partners LLC, FTR Associates, SJ Consulting Group, Inc., Bureau of Economic Analysis, US Department of Commerce, A.T. Kearney, Transport Intelligence, American Trucking Associations, Technavio, Wall Street Research and management estimates

13 | Investor Presentation November 2016

XPO Logistics

Well-Defined Bridge to 2018 Target of $1.575 Billion EBITDA Company-Specific Initiatives Are Independent of Macro | Investor Presentation November 2016 10% adjusted EBITDA margin achievable by 2018 Equates to 200 basis points of margin improvement, compared with 2016 projection excluding truckload for the full year Includes ~$120 million from original LTL profit improvement plan Includes optimizing $13 billion of spend across purchased services, shared services, technology infrastructure and real estate Includes benefiting from operating leverage of global fixed-cost infrastructure Cross-fertilization of best practices to optimize network Knowledge-sharing currently underway in supply chain, LTL, shared services Large impact in areas like warehouse operations, cross dock operations, maintenance, safety, training and HR

Key Lines of Business

Contract Logistics Long-Term Recurring Revenue | Investor Presentation November 2016 Asset-light business characterized by long-term contractual relationships, low cyclicality and a high-value-add component that minimizes commoditization Deep expertise in high-growth sectors that trend toward outsourcing: retail, e-commerce, high tech, aerospace, telecom, healthcare and agriculture Leading e-fulfillment provider in Europe Low capex requirements as a percentage of revenue lead to strong free cash flow conversion and ROIC Five-year average contract tenure with high renewal rates Global footprint makes XPO particularly attractive to multinational customers $1+ billion global sales pipeline Global Footprint

Freight Brokerage High Growth and High Return | Investor Presentation November 2016 Non-asset business that places shippers’ freight with qualified carriers through brokers that match capacity with shipper demand Variable cost model is resilient across the cycle High free cash flow conversion and minimal capex Fragmented market with opportunity to expand Outsourcing trends drive growth at multiples of GDP Continuously improving productivity through technology and the tenure of the sales force Pricing accuracy enabled by XPO’s proprietary algorithms Global Footprint

Last Mile Demand Propelled by Major Tailwinds | Investor Presentation November 2016 Asset-light business that arranges the final stage of heavy goods delivery from distribution centers or retail stores to end consumers’ home or business Customers include nearly all of the top 30 big-box retailers and e-tailers in the U.S. On track to facilitate 12 million deliveries in 2016 E-commerce and omni-channel are catalysts Best-in-class proprietary customer experience technology Shifting third party LTL spend to XPO LTL to bring margin in-house Scalability via LTL cross-dock utilization Launched last mile service in the UK and experiencing high demand from Eurozone Closed $74 million of new business in the first nine months of 2016, with over $250 million in the pipeline North American Footprint

North American LTL Rapid Progress on Profit Improvement Plan | Investor Presentation November 2016 Asset-based business utilizing employee drivers, a fleet of tractors and trailers for line-haul, pick-up and delivery of pallets, and a network of terminals Grew operating income by 40% in Q3 2016 year-over-year Ahead of plan to improve annual profit by $170 to $210 million by late 2017, with a $130 million run rate achieved in first 12 months post-acquisition Network covers 99% of postal codes across the U.S. Transportation veteran Tony Brooks, LTL president, has focused the team on customer satisfaction, operating performance and profitable results Recognized as Best-In-Class Mastio’s 2015 LTL Carrier Customer Value and Loyalty Report ranked XPO #1 in the following categories: Trustworthiness Shipments picked up when promised Shipments delivered when promised Ability to meet appointment times Shipments delivered with no shortages Billing accuracy Claims processing North American Footprint

Intermodal and Drayage Benefiting from Mexico Near-Shoring | Investor Presentation November 2016 Asset-light business that arranges the long-haul portion of containerized freight, including rail brokerage, local drayage and on-site operational services 3rd largest intermodal provider in North America 9,400 53-ft. intermodal boxes and 9,000 chassis Leading drayage capacity of 2,200 independent owner-operators, with access to over 25,000 additional drayage trucks Near-shoring of manufacturing in Mexico is a strong cross-border tailwind Long-term sales potential for truck-to-rail conversion Proprietary Rail Optimizer IT is a growth engine Increasing customer satisfaction by achieving best-ever on-time performance North American Footprint

European Transport Largest Owned Fleet in Europe | Investor Presentation November 2016 Leading European transport platform providing less-than-truckload, truckload, truck brokerage, and new last mile service Road transport across all of Europe is a $455 billion sector, of which XPO has less than 1% share Leading LTL provider in Western Europe Lane density covering regions producing ~90% of the eurozone’s GDP Balanced non-asset and asset-based model 8,000 owned trucks 3,400 trucks contracted through owner-operators Access to over 12,000 additional independent carriers European Transport Footprint

Last Mile Patented technology enables real-time visibility and management of customer satisfaction Online order creation and management Customer satisfaction-focused design Truck Brokerage / Expedite Freight Optimizer offers powerful tools to source optimal capacity for each load Largest web-based TMS for expedite in North America, developed over 20 years Intermodal / Drayage Proprietary Rail Optimizer system rolled out in 2015 facilitates seamless, door-to-door movements of long haul freight Constant communication with railroads and real-time delivery updates to customers Less-Than-Truckload Rolled out new handhelds for dock workers, drivers and weights/inspections Proprietary algorithms for pricing, line-haul, pickup and delivery to be deployed European Transport U.S. IT best practices application lowers costs and offers enhanced data analytics Freight Optimizer being rolled out for cross-European visibility and execution Contract Logistics Proprietary management systems handle complete logistics processes: packaging, e-fulfilment, warehousing, distribution, reverse logistics, omni-channel, aftermarket, etc. Highly engineered solutions are tech-enabled | Investor Presentation November 2016 Integrated, Cloud-Based IT Platform Adds Value to Service Lines

Financial Performance

Accelerating free cash flow At least $175 million of free cash flow targeted for full year 2016 Highly flexible net capex of less than 3% of revenue, with ability to decrease in a downturn Long-term leverage target of 3 – 4x net debt / EBITDA Approximately 89% of debt will not mature until 2021 or later Covenant-lite debt terms | Investor Presentation November 2016 Rock Solid Financial Strength Free cash flow is operating cash flow minus net capital expenditures

% Cash Flow Profile | Investor Presentation November 2016 $ in Millions Flexible asset / non-asset model gives XPO the ability to meet customers’ needs while enhancing returns 2016 Targets Low Net Capex as a % of Revenue vs. Competitor Groups (1) (1) Brokers include CH Robinson, Echo Global Logistics and Expeditors International; Parcel includes FedEx and UPS; LTL includes Old Dominion Freight Line, YRC Worldwide, ArcBest and Saia; TL includes Swift Transportation, Werner Enterprises, Knight Transportation and Heartland Express; Rail includes CSX Rail Corp, Norfolk Southern, Union Pacific, Kansas City Southern, Canadian Pacific Railway and Canadian National Railway Company Adjusted EBITDA Capex Adjusted EBITDA Minus Capex

Third Quarter 2016 Highlights | Investor Presentation November 2016 (1) See appendix for reconciliations of adjusted net income and adjusted EBITDA to GAAP net income, and free cash flow to cash flow from operations $3.7 billion of gross revenue $21.3 million of net income, $49.8 million of adjusted net income (1) $352.7 million of adjusted EBITDA (1) $137.0 million of cash flow from operations $64.8 million of free cash flow (1) 28.1% transportation net revenue margin, compared with 22.6% in Q3 2015 40% increase in LTL operating income versus last year’s second quarter, pre-acquisition Logistics revenue increase of 36% and operating income increase of 109% benefited from a continued e-commerce tailwind in North America and Europe XPO named Fortune 500’s fastest-growing company

Strategic Sale of Asset-Based Truckload Operation | Investor Presentation November 2016 On October 27, 2016, XPO completed the sale of its North American truckload operation to TransForce for $558 million in cash, subject to customary adjustments: The transaction is expected to: Improve XPO’s growth rate Increase return on capital Reduce annual capex requirements Lessen the cyclicality of the business Proceeds used to pay down debt XPO’s focus is on services where the company holds leadership positions

Financial Outlook | Investor Presentation November 2016 On November 2, 2016, the company affirmed these full-year financial targets: 2016: adjusted EBITDA of at least $1.245 billion 2016: free cash flow of at least $175 million 2017: adjusted EBITDA of at least $1.350 billion 2018: EBITDA of at least $1.575 billion

Supplemental Materials

Awards and Recognitions | Investor Presentation November 2016 Inbound Logistics (2016) names XPO a Top 75 Green Supply Chain Partner Forbes (2016) ranks XPO #17 among innovative growth companies, and #263 among America's best employers French Ministry of the Environment and the French Environment and Energy Agency (2016) awards XPO the label “Objectif CO2” for the outstanding environmental performance of XPO’s transport operations in Europe Home Depot (2015) names XPO mid-size truckload carrier of the year Whirlpool Corporation (2015) names XPO intermodal and LTL carrier of the year SmartWay (2015) honors XPO for excellence in environmental improvement Logistics dell’Anno Award (2015) honors XPO in Italy for supply chain innovation Shippers surveyed in the LTL Carrier Customer Value and Loyalty Report (2015, Mastio & Company) ranked XPO #1 among national LTL carriers for: trustworthiness; shipments picked up when promised; shipments delivered when promised; ability to meet appointment times for pick-up; shipments delivered with no shortages; competitive transit times; billing accuracy; and claims processing

Business Glossary | Investor Presentation November 2016 Contract Logistics: An asset-light, technology-enabled business characterized by long-term contractual relationships with high renewal rates, low cyclicality and a high-value-add component that minimizes commoditization. Contracts are typically structured as either fixed-variable, cost-plus or gain-share. XPO services include highly engineered solutions, e-fulfillment, reverse logistics, packaging, factory support, aftermarket support, warehousing and distribution for customers in aerospace, manufacturing, retail, life sciences, chemicals, food and beverage, and cold chain. Expedite: A non-asset business that facilitates time-critical, high-value or high-security shipments, usually on very short notice. Revenue is either contractual or transactional, primarily driven by unforeseen supply chain disruptions or just-in-time inventory demand for raw materials, parts or goods. XPO provides three types of expedite service: ground transportation via a network of independent contract carriers; air charter transportation facilitated by proprietary, web-based technology that solicits bids and assigns loads to aircraft; and a managed transportation network that is the largest web-based expedite management technology in North America. Freight Brokerage: A variable cost business that facilitates the trucking of freight by procuring carriers through the use of proprietary technology. Freight brokerage net revenue is the spread between the price to the shipper and the cost of purchased transportation. In North America, XPO has a non-asset freight brokerage business, with a network of 38,000 independent carriers. In Europe, XPO generates over €1 billion in freight brokerage revenue annually, with capacity provided by an asset-light mix of owned fleet and independent carriers. Global Forwarding: A non-asset business that facilitates freight shipments by ground, air and ocean. Shipments may have origins and destinations within North America, to or from North America, or between foreign locations. Services are provided through a network of market experts who provide local oversight in thousands of key trade areas worldwide. XPO’s global forwarding service can arrange shipments with no restrictions as to size, weight or mode, and is OTI and NVOCC licensed. Continued on next page

Business Glossary (Cont’d) Intermodal: An asset-light business that facilitates the movement of long-haul, containerized freight by rail, often with a drayage (trucking) component at either end. Intermodal is a variable cost business, with revenue generated by a mix of contractual and spot market transactions. Net revenue equates to the spread between the price to the shipper and the cost of purchasing rail and truck transportation. Two factors are driving growth in intermodal in North America: rail transportation is less expensive and more fuel efficient per mile than long-haul trucking, and rail is a key mode of transportation in and out of Mexico, where the manufacturing base is booming due to a trend toward near-shoring. Last Mile: A non-asset business that facilitates the delivery of goods to their final destination, most often to consumer households. XPO specializes in two areas of last mile service: arranging the delivery and installation of heavy goods such as appliances, furniture and electronics, often with a white glove component; and providing logistics solutions to retailers and distributors to support their e-commerce supply chains and omni-channel distribution strategies. Capacity is sourced from a network of independent contract carriers and technicians. Less-Than-Truckload (LTL): The transportation of a quantity of freight that is larger than a parcel, but too small to require an entire truck, and is often shipped on a pallet. LTL shipments are priced according to the weight of the freight, its commodity class (which is generally determined by its cube/weight ratio and the description of the product), and mileage within designated lanes. An LTL carrier typically operates a hub-and-spoke network that allows for the consolidation of multiple shipments for different customers in single trucks. Managed Transportation: A service provided to shippers who want to outsource some or all of their transportation modes, together with associated activities. This can include freight handling such as consolidation and deconsolidation, labor planning, inbound and outbound shipment facilitation, documentation and customs management, claims processing, and 3PL supplier management, among other things. Truckload: The ground transportation of cargo provided by a single shipper in an amount that requires the full limit of the trailer, either by dimension or weight. Cargo typically remains on a single vehicle from the point of origin to the destination, and is not handled en route. See Freight Brokerage on the prior page for additional details. | Investor Presentation November 2016

Financial Reconciliations

The following table reconciles XPO's net income (loss) attributable to common shareholders for the periods ended September 30, 2016 and 2015 to adjusted EBITDA for the same periods.

Reconciliation of Non-GAAP Measures
XPO Logistics, Inc.
Consolidated Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Unaudited)
(In millions)

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2016	2015	Change %	2016	2015	Change %
Net income (loss) attributable to common shareholders	$ 13.8	$ (93.1)	-114.8%	$ 35.8	$ (183.5)	-119.5%
Preferred stock beneficial conversion charge	-	(52.0)	-100.0%	-	(52.0)	-100.0%
Distributed and undistributed net income	(1.3)	(0.7)	85.7%	(3.4)	(2.2)	54.5%
Noncontrolling interests	(6.2)	(5.0)	24.0%	(13.2)	(0.6)	2100.0%
Net income (loss)	21.3	(35.4)	-160.2%	52.4	(128.7)	-140.7%
Debt commitment fees	-	-	0.0%	-	8.6	-100.0%
Loss on conversion of convertible senior notes	-	1.1	-100.0%	0.2	8.0	-97.5%
Loss on debt extinguishment	53.2	-	100.0%	53.2	-	100.0%
Other interest expense	93.0	60.4	54.0%	280.6	104.3	169.0%
Income tax provision (benefit)	2.7	1.9	42.1%	20.0	(21.3)	-193.9%
Accelerated amortization of trade names	-	-	0.0%	-	2.4	-100.0%
Depreciation & amortization expense	161.8	102.1	58.5%	485.4	191.9	152.9%
Unrealized loss (gain) on foreign currency option and forward contracts	0.9	-	100.0%	(3.0)	-	100.0%
EBITDA	$ 332.9	$ 130.1	155.9%	$ 888.8	$ 165.2	438.0%
Transaction & integration costs	13.8	33.1	-58.3%	55.6	109.7	-49.3%
Rebranding costs	6.0	3.3	81.8%	12.7	5.8	119.0%
Gain on sale of intermodal equipment	-	(0.4)	-100.0%	-	(6.0)	-100.0%
Adjusted EBITDA	$ 352.7	$ 166.1	112.3%	$ 957.1	$ 274.7	248.4%

Refer to the "Non-GAAP Financial Measures" section on page 2 of this document. Adjusted EBITDA was prepared assuming 100% ownership of XPO Logistics Europe.

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XPO Logistics

Financial Reconciliations (Cont’d) Refer to the “Non-GAAP Financial Measures” section on page 2 of this document. Free cash flow was prepared assuming 100% ownership of XPO Logistics Europe. The following table reconciles XPO’s cash flows provided by operating activities for the periods ended September 30, 2016 and 2015 to free cash flow for the same periods. | Investor Presentation November 2016 2016 2015 2016 2015 Cash flows provided by operating activities $ 137.0 $ 62.6 $ 404.6 $ 39.4 Payment for purchases of property and equipment (94.5) (72.5) (318.5) (114.4) Proceeds from sales of assets 22.3 14.4 57.9 38.7 Free Cash Flow $ 64.8 $ 4.5 $ 144.0 $ (36.3) XPO Logistics, Inc. (Unaudited) (In millions) Free Cash Flow September 30, September 30, Nine Months Ended Three Months Ended